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TALK VISUAL CLOSES MERGER WITH VIDEOCALL INTERNATIONAL
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CAMBRIDGE MA--(BUSINESS WIRE)--15 June 1999-- Talk Visual Corporation
(OTC-BB: TVCP news) announced today that at the Special Shareholders' Meeting held at 10:00 AM EST at the company's world headquarters in Cambridge, Massachusetts, the shareholders of Talk Visual Corporation voted overwhelmingly to approve the merger of the company with Videocall International Corporation.

According to company Chairman Michael J. Zwebner, "We are pleased with the
response of the shareholders, and delighted with the end result.   Approximately
75% of the shareholders replied to the proxy and sent in the proxy forms supplied. Of the shareholders who replied, 99% voted in favour of the merger."

The company's Chief Financial Officer, C. Harold Snyder, confirmed that "the merged entity has a balance sheet of approximately $18 million in total assets."

More information on Talk Visual can be found at the company's website on the
Worldwide Web at www.talkvisual.com.   The company's full-color newspaper, the
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"Talk Visual News," is available at the company's website.   The newspaper
contains details and pictures of management and staff, and outlines recent developments in company locations and business relationships around the world.

Except for historical information contained herein, the statements in this release (including without limitation, statements indicating that the company "expects," "estimates," "anticipates," or "believes" and all other statements concerning future financial results, product offerings or other events that have not yet occurred) are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995,
Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Additional information on these and other factors are included in the company's Form 10-KSB for the Fiscal Year ended Dec. 31, 1998, as filed with the Securities and Exchange Commission.

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Contact: Talk Visual Corporation, Noelle A. Galperin, (617) 679-0300
ngalperin@talkvisual.com
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